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                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 33-41187 of Morgan Stanley Short-Term U.S. Treasury Trust, formerly Morgan Stanley Dean Witter Short-Term U.S. Treasury Trust, on Form N-1A of our report dated July 9, 2001, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.




Deloitte & Touche LLP
New York, New York
July 26, 2001